                                                                    EXHIBIT 4.5


                           The Federated Group, Inc.

                                      and

                         Security Pacific National Bank
                                              As Trustee

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 24, 1987

                              --------------------

            Supplementing the Indenture, Dated as of April 15, 1985

                     between The Federated Group, Inc., and

                         Security Pacific National Bank

                              --------------------

                   7-1/2% Convertible Subordinated Debentures

                               Due April 15, 2010

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 24, 1987, between The Federated Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and Security Pacific National Bank, a national banking association existing under the laws of the United States (hereinafter called the "Trustee"), as Trustee under the Indenture hereinafter referred to.

         WHEREAS, the Company has duly issued its 7-1/2% Convertible Subordinated Debentures Due April 15, 2010 (hereinafter called the "Debentures"), in the aggregate principal amount of $40,000,000 pursuant to an Indenture between the Company and the Trustee dated as of April 15, 1985 (herein called the "Indenture"); and

         WHEREAS, Atari Corporation, a corporation duly organized and existing under the laws of the State of Nevada (hereinafter called "Atari"), its wholly owned subsidiary, FAC Delaware Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called "FAC"), and the Company have entered into an Agreement and Plan of Merger dated as of August 23, 1987 (hereinafter called the "Merger Agreement") pursuant to which, at the effective date of the Merger (as defined in the Merger Agreement), FAC will be merged with and into the Company (hereinafter called the "Merger") which shall be the Surviving Corporation (as so defined in the Agreement) as a wholly-owned subsidiary of Atari and each share of the Company's outstanding Common Stock par value $.10 per share (hereinafter called "Company Common Stock") shall be converted into the right to receive $6.25 in cash; and

         WHEREAS, Section 1311 of the Indenture provides that in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the Company shall execute with the Trustee a supplemental indenture providing that the holder of each Debenture then outstanding shall have the right to convert such Debenture into the kind and amount of property receivable upon such merger by a holder of the number of shares of Company Common Stock into which such Debenture might have been converted immediately prior to such merger; and

         WHEREAS, pursuant to Section 1311 of the Indenture, the Company agrees to pay all holders of Debentures duly surrendering Debentures to the Company for conversion after the effective date of the merger (as defined in the Merger Agreement) $6.25 in cash for every share of Company Common Stock for which such Debenture could have been converted into immediately prior to the effective date of the Merger, for all Debentures so surrendered; and

         WHEREAS, all acts and things prescribed by law and by the Certificate of Incorporation and the By-Laws (each as now in effect) of the Company necessary to make this First Supplemental Indenture a valid instrument legally binding the Company for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH THAT THE PARTIES HERETO HAVE AGREED AS FOLLOWS;


                                  ARTICLE ONE

                            Amendments To Indenture

         On the effective date of the Merger, the Indenture shall be amended as follows:

         Article Thirteen of the Indenture shall be amended to add the following Section 1313:

         SECTION 1313.  Cash In Lieu of Common Stock.

         Notwithstanding any provision of this Indenture to the contrary, in the event holders of Debentures duly surrender Debentures to the Company for conversion after the effective date of the merger between FAC Delaware Corporation ("FAC") and the Company (as described in that certain Agreement and Plan of Merger between the Company, FAC and Atari Corporation dated August 23,
1987), in lieu of the shares of Common Stock issuable in connection with the conversion of any Debenture or portion thereof described above, such holders shall receive $6.25 in cash for every share of Common Stock which such Debenture could have been converted into immediately prior to the effective date of the merger.

                                  ARTICLE TWO

                            Assumption of Covenants

         The Company, as the Surviving Corporation (as that term is described in the aforementioned merger Agreement), hereby confirms that it remains liable for the due and punctual payment of the principal of (and premium if any) on all the Debentures and the performance of every covenant of the Indenture on the part of the Company to be performed or observed, except as modified hereby.

                                 ARTICLE THREE

                                 Miscellaneous

         SECTION 3.01. All of the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 3.02. All recitations or recitals contained in this First Supplemental Indenture are only made by and on behalf of the Company, and the Trustee is in no way responsible therefor. The Trustee makes no representations, as to the validity or sufficiency of this First Supplemental Indenture, except the due and valid execution hereof by the Trustee.

         SECTION 3.03. This First Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of such State.

         SECTION 3.04. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, The Federated Group, Inc. has caused this First Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or an Assistant Secretary; and Security Pacific National Bank has caused this First Supplemental Indenture to be signed and acknowledged by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

         Executed as of the day and year first above written.



                                         THE FEDERATED GROUP, INC.

                                         By   /s/ KEITH L. POWELL
                                            ----------------------------------
                                              Keith L. Powell, President

ATTEST:


/s/ MERRILL LYONS
- -------------------------------------
Merrill Lyons, Secretary


                                         SECURITY PACIFIC NATIONAL BANK

                                         By             [SIG]
                                            ----------------------------------
                                         Title:  Assistant Vice President

ATTEST:


By              [SIG]
   -----------------------------------
       Title:

                             OFFICERS' CERTIFICATE

         The undersigned, Keith L. Powell, President and Chief Operating officer, and Merrill Lyons, Senior Vice President, Treasurer and Secretary of The Federated Group, Inc. (the "Company"), do hereby certify that, in connection with the Indenture, dated as of April 15, 1985, between the Company and Security Pacific National Bank, as Trustee, relating to the Company's 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (the "Indenture"), and the First Supplemental Indenture, dated as of September 24, 1987, between the Company and the Trustee (the "Supplemental Indenture"), supplementing the Indenture, all conditions precedent provided for in the Indenture relating to the execution and delivery of the Supplemental Indenture by the Company have been complied with, and such execution and delivery complies with the requirements and conditions contained in Article Nine of the Indenture. The undersigned further certify that there is not now existing an Event of Default (as that term is defined in the Indenture) under the Indenture. As a basis for rendering this certificate, the undersigned have read the Indenture, including, without limitation, Article Nine therein and the definitions relating to terms contained in such Article Nine, and the Supplemental Indenture, and have examined such other documents and records of the Company as we have deemed necessary to enable us to express an informed opinion as to whether the conditions contained in Article Nine of the Indenture have been complied with in connection with the execution and delivery of the Supplemental Indenture.

         IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of September 1987.


                                         /s/ KEITH L. POWELL
                                         -------------------------------------
                                         Keith L. Powell, President
                                         and Chief Operating Officer


                                         /s/ MERRILL LYONS
                                         -------------------------------------
                                         Merrill Lyons, Senior Vice
                                         President, Treasurer and Secretary